As filed with the Securities and Exchange Commission on June 10, 2004
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2303920 (I.R.S. Employer Identification No.)

5949 Sherry Lane, Suite 1400
Dallas, Texas 75225
(Address of registrant’s principal executive offices)

TYLER TECHNOLOGIES, INC.
2004 EMPLOYEE STOCK PURCHASE PLAN
(Full title of plan)

H. Lynn Moore, Jr.
Vice President, General Counsel and Secretary
Tyler Technologies, Inc.
5959 Sherry Lane, Suite 1400
Dallas, Texas 75225
(972) 713-3700
(Name and address, including zip code, and telephone number,
including area code, of registrant’s agent for service)	Copy to:	Randall G. Ray, Esq. Gardere Wynne Sewell LLP 1601 Elm Street Suite 3000 Dallas, Texas 75201 (214) 999-4544

CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum
of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered(1)	share(2)	price(2)	registration fee(2)
Common Stock, $0.01 par value	1,000,000 shares	$8.92	$8,920,000	$1,130.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h) of the Securities Act, based on the average of the high and low prices for the Common Stock on June 4, 2004, as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*The Information required by Part I of Form S-8 is included in the Section 10(a) prospectus for the Tyler Technologies, Inc. 2004 Employee Stock Purchase Plan (the “Plan”) and is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Tyler Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on February 27, 2004;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on April 29, 2004;

(3)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 11, 2004; and

(4)	The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 10, 2004, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a officer or director of the Registrant or is or was serving at the request of the Registrant as a director or officer of another entity shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”) against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification includes the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

4.1	2004 Employee Stock Purchase Plan

5.1	Opinion of Gardere Wynne Sewell LLP

23.1	Consent of Ernst & Young LLP, independent public accountants

23.2	Consent of Gardere Wynne Sewell LLP is contained in Exhibit 5.1

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on June 10, 2004.

TYLER TECHNOLOGIES, INC. (Registrant)
By:	/s/ John M. Yeaman
John M. Yeaman, President and
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby appoints John M. Yeaman, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 10, 2004.

Signature	Title

/s/ John M. Yeaman John M. Yeaman	President, Chief Executive Officer, and Director (a principal executive officer)

/s/ Glenn A. Smith Glenn A. Smith	Executive Vice President and Director a principal executive officer)

/s/ Theodore L. Bathhurst Theodore L. Bathurst	Vice President and Chief Financial Officer (principal financial officer)

/s/ Terri L. Alford Terri L. Alford	Controller (principal accounting officer)

/s/ John S. Marr, Jr. John S. Marr, Jr.	Chief Operating Officer and Director

Signature	Title

/s/ G. Stuart Reeves G. Stuart Reeves	Chairman of the Board and Director

/s/ Michael D. Richards Michael D. Richards	Director

/s/ Donald R. Brattain Donald R. Brattain	Director

/s/ J. Luther King, Jr. J. Luther King, Jr.	Director

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	2004 Employee Stock Purchase Plan

5.1	Opinion of Gardere Wynne Sewell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of the Registration Statement)